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                                                                      EXHIBIT 21
                                      Subsidiaries of
                           American Electric Power Company, Inc.
                                  As of December 31, 2000

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree. Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

                                                                      Percentage
                                                                       of Voting
                                                                      Securities
                                                   Location of      Owned By
          Name of Company                        Incorporation  Immediate Parent
          ---------------                        -------------  ----------------
American Electric Power Service Corporation       New York         100.0
AEP Communications, Inc.                          Ohio             100.0
  AEP Communications, LLC                         Virginia         100.0
     AEP Fiber Venture, LLC                       Virginia         100.0
       America's Fiber Network, LLC               Delaware          48.0 (x)
       American Fiber Touch, LLC                  Delaware          50.0 (v)
     Datapult LLC                                 Delaware         100.0
       Datapult Limited Partnership               Delaware            .5 (u)
     Datapult Limited Partnership                 Delaware          49.75(w)
AEP Energy Services, Inc.                         Ohio             100.0
AEP Generating Company                            Ohio             100.0
AEP Investments, Inc.                             Ohio             100.0
AEP Power Marketing, Inc.                         Ohio             100.0
AEP Pro Serv, Inc.                                Ohio             100.0
AEP Resources, Inc.                               Ohio             100.0
  AEP Energy Management, L.L.C.                   Delaware         100.0
  AEP Holdings I CV                               Netherlands       99.0 (a)
  AEP Resources Australia Holdings Pty Ltd        Australia        100.0
    AEP Resources CitiPower I Pty Ltd             Australia        100.0
      Australia's Energy Partnership              Australia         99.0 (b)
        Marregon II Pty Ltd                       Australia        100.0
          CitiPower Pty                           Australia        100.0
            CitiPower Trust                       Australia        100.0
          Marregon Pty Ltd                        Australia        100.0
      AEP Resources CitiPower II Pty Ltd          Australia        100.0
        Australia's Energy Partnership            Australia          1.0 (b)
          Marregon II Pty Ltd                     Australia        100.0
            CitiPower Pty                         Australia        100.0
              CitiPower Trust                     Australia        100.0
            Marregon Pty Ltd                      Australia        100.0
  AEP Resources Australia Pty., Ltd.              Australia        100.0
    Pacific Hydro Limited                         Australia         20.0 (c)
  AEP Delaware Investment Company                 Delaware         100.0
    AEP Holdings I CV                             Netherlands        1.0 (a)
      AEP Funding Limited                         Cayman Islands   100.0
      AEP Holdings II CV                          Netherlands       85.0 (d)
        AEP Energy Services Limited               Great Britain    100.0
        AEPR Global Investments B.V.              Netherlands      100.0
          AEPR Global Holland Holding B.V.        Netherlands      100.0
        AEPR Global Ventures B.V.                 Netherlands      100.0
          Australian Energy International Pty Ltd Australia         16.0 (e)
            AEI (Loy Yang) Pty Ltd                Australia        100.0
        Intergen Denmark, Aps                     Denmark           50.0 (f)
  AEP Delaware Investment Company II              Delaware         100.0
    AEP Holdings II CV                            Netherlands       15.0 (d)
      AEP Energy Services Limited                 Great Britain    100.0
        AEP Energy Services (Germany)GmbH         Germany          100.0
        AEP Energy Services (Switzerland) GmbH    Switzerland      100.0
        AEP Energy Services (Austria) GmbH        Austria          100.0
      AEPR Global Investments B.V.                Netherlands      100.0
        AEPR Global Holland Holding B.V.          Netherlands      100.0
        Energia de Mexicali, S de R.L.de C.V.     Mexico             .03 (t)
      AEPR Global Ventures B.V.                   Netherlands      100.0
        Energia de Mexicali, S de R.L. de C.V.    Mexico            97.97 (t)
        Australian Energy International Pty Ltd   Australia         16.0 (e)
          AEI (Loy Yang) Pty Ltd                  Australia        100.0
      Intergen Denmark, Aps                       Denmark           50.0 (f)
    AEP Resources Do Brasil LTDA.                 Brazil             0.1 (g)
  AEP Resources Do Brasil LTDA.                   Brazil            99.9 (g)
  AEP Energy Services Gas Holding Company         Delaware         100.0
    AEP Energy Services Investments, Inc.         Delaware         100.0
      LIG Pipeline Company                        Nevada           100.0
        LIG, Inc.                                 Nevada           100.0
          Louisiana Intrastate Gas Company, L.L.C.Louisiana         10.0 (h)
            LIG Chemical Company                  Louisiana        100.0
              LIG Liquids Company,L.L.C.          Louisiana         10.0 (i)
            LIG Liquids Company,L.L.C.            Louisiana         90.0 (i)
            Tuscaloosa Pipeline Company           Louisiana        100.0
        Louisiana Intrastate Gas Company,L.L.C.   Louisiana         90.0 (h)
          LIG Chemical Company                    Louisiana        100.0
            LIG Liquids Company,L.L.C.            Louisiana         10.0 (i)
          LIG Liquids Company,L.L.C.              Louisiana         90.0 (i)
          Tuscaloosa Pipeline Company             Louisiana        100.0
    AEP Energy Services Ventures, Inc.            Delaware         100.0
      AEP Acquisition, L.L.C.                     Delaware          50.0 (j)
        Jefferson Island Storage & Hub L.L.C.     Delaware         100.0
      Ventures Lease Co., LLC                     Delaware         100.0
    AEP Energy Services Ventures II, Inc.         Delaware         100.0
      AEP Acquisition, L.L.C.                     Delaware          50.0 (j)
        Jefferson Island Storage & Hub L.L.C.     Delaware         100.0
    AEP Energy Services Ventures III, Inc.        Delaware         100.0
  AEP Resources International, Limited            Cayman Islands   100.0
    AEP Pushan Power, LDC                         Cayman Islands    99.0 (k)
      Nanyang General Light Electric Co., Ltd.    People's Republic
                                                   of China         70.0 (l)
    AEP Resources Mauritius Company               Mauritius         99.0 (k)
    AEP Resources Mauritius Investment Company    Mauritius        100.0
    AEP Resources Project Management Company, Ltd.Cayman Islands   100.0
      AEP Pushan Power, LDC                       Cayman Islands     1.0 (k)
        Nanyang General Light Electric Co., Ltd.  People's Republic
                                                   of China         70.0 (l)
      AEP Resources Mauritius Company             Mauritius          1.0 (k)
  AEP Resources Limited                           Great Britain    100.0
  AEP Resources Services LLC                      Delaware         100.0
  Yorkshire Power Group Limited                   Great Britain     50.0 (m)
    Yorkshire Cayman Holding Limited              Cayman Islands   100.0
    Yorkshire Holdings plc                        Great Britain    100.0
      Yorkshire Electricity Group plc             Great Britain    100.0
      Yorkshire Power Finance Limited             Cayman Islands     2.0 (n)
    Yorkshire Power Finance Limited               Cayman Islands    98.0 (n)
AEP Retail Energy, LLC                            Delaware         100.0
Appalachian Power Company                         Virginia          98.7 (o)
  Cedar Coal Co.                                  West Virginia    100.0
  Central Appalachian Coal Company                West Virginia    100.0
  Central Coal Company                            West Virginia     50.0 (p)
  Central Operating Company                       West Virginia     50.0 (p)
  Southern Appalachian Coal Company               West Virginia    100.0
  West Virginia Power Company                     West Virginia    100.0
Central and South West Corporation                Delaware         100.0
  C3 Communications, Inc.                         Delaware         100.0
    Datapult Limited Patnership                   Delaware          49.75(v)
  Central and South West Services, Inc.           Texas            100.0
  Central Power and Light Company                 Texas            100.0
  AEP Credit, Inc.                                Delaware         100.0
  CSW Energy Services, Inc.                       Delaware         100.0
  CSW Energy, Inc.                                Texas            100.0
     CSW Power Marketing, Inc.                    Delaware         100.0
  CSW International, Inc.                         Delaware         100.0
     SEEBOARD plc                                 Great Britain    100.0
  CSW Leasing, Inc.                               Delaware          80.0 (t)
  EnerShop Inc                                    Delaware         100.0
  Public Service Company of Oklahoma              Oklahoma         100.0
  Southwestern Electric Power Company             Delaware         100.0
  West Texas Utilities Company                    Texas            100.0
Columbus Southern Power Company                   Ohio             100.0
  Colomet, Inc.                                   Ohio             100.0
  Conesville Coal Preparation Company             Ohio             100.0
  Simco Inc.                                      Ohio             100.0
Franklin Real Estate Company                      Pennsylvania     100.0
  Indiana Franklin Realty, Inc.                   Indiana          100.0
Indiana Michigan Power Company                    Indiana          100.0
  Blackhawk Coal Company                          Utah             100.0
  Price River Coal Company, Inc.                  Indiana          100.0
Kentucky Power Company                            Kentucky         100.0
Kingsport Power Company                           Virginia         100.0
Ohio Power Company                                Ohio              99.2 (q)
  Cardinal Operating Company                      Ohio              50.0 (r)
  Central Coal Company                            West Virginia     50.0 (p)
  Central Ohio Coal Company                       Ohio             100.0
  Central Operating Company                       West Virginia     50.0 (p)
  Southern Ohio Coal Company                      West Virginia    100.0
  Windsor Coal Company                            West Virginia    100.0
Ohio Valley Electric Corporation                  Ohio              44.2 (s)
  Indiana-Kentucky Electric Corporation           Indiana          100.0
Wheeling Power Company                            West Virginia    100.0

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(a)  Owned 99% by AEP Resources, Inc. and 1% by AEP Delaware Investment Company.

(b) Owned 99% by AEP Resources CitiPower I Pty Ltd and 1% by AEP Resources CitiPower II Pty Ltd.

(c) Owned 20% by AEP Resources Australia Pty Ltd and 80% by an unaffiliated company.

(d)  Owned 85% by AEP Holdings I CV and 15% by AEP Delaware  Investment  Company
     II.

(e) AEPR Global Ventures B.V. owns 16% and the remaining 84% is owned by an unaffiliated company.

(f)  Owned 50% by AEP Holdings II CV and 50% by an unaffiliated company.

(g) Owned 99.9% by AEP Resources, Inc. and 0.1% by AEP Delaware Investment Company II.

(h)  Owned 90% by LIG Pipeline Company and 10% by LIG, Inc.

(i) Owned 90% by Louisiana Intrastate Gas Company, L.L.C. and 10% by Lig Chemical Company

(j)  Owned 50% by AEP Resources Ventures,  Inc and 50% by AEP Resources Ventures
     II.

(k) Owned 99% by AEP Resources International, Ltd. and 1% by AEP Resources Project Management Company, Ltd.

(l) AEP Pushan Power LDC owns 70% and the remaining 30% is owned by two unaffiliated companies.

(m)  Owned 50% by AEP Resources, Inc. and 50% by an unaffiliated company.

(n) Yorkshire Power Group Limited owns 980 shares and Yorkshire Holdings plc owns 20 shares.

(o) 13,499,500 shares of Common Stock, all owned by parent, have one vote each and 177,905 shares of Preferred Stock, all owned by the public, have one vote each.

(p)  Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.

(q) 27,952,473 shares of Common Stock, all owned by parent, have one vote each and 238,977 shares of Preferred Stock, all owned by the public, have one vote each.

(r) Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.

(s) American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9% and 4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.

(t) AEPR Global Investments B.V. owns .03% of the company and AEPR Global Ventures B.V. owns 99.97% of the company.

(u) C3 Communications and AEP Communications, LLC each own 49.75% of the company and Datapult LLC owns .5% of the company.

(v) AEP Comunications LLC owns 50% of the company and the remaining 50% is owned by an unaffiliated company.

(x) AEP Communications LLC owns approximately 48% of the company and the remaining 52% is owned by unaffiliated companies.

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